UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2010

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia	n/a	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1205 – 207 West Hastings Street, Vancouver, British Columba
(Address of principal executive offices)

V6B 1H7
(Zip Code)

(604) 609-2898
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 16, 2010, Mantra Venture Group Ltd. (the “Company”) entered into a technology development cooperation agreement with KC Cottrell Co., Ltd. (“KC”) and Korea Southern Power Co., Ltd. (the “Technology Agreement”) pursuant to which KC will provide the Company with the basic framework and support for the successful execution of tasks for the Company’s electrochemical reduction of carbon dioxide technology development as planned at Ha-dong Power Plant in the Republic of Korea.  KC has also agreed to equally share the cost of the project, which is not to exceed US $1,000,000 with the Company.  The Technology Agreement will expire by the completion of the demonstration project or by July 30, 2011.

Item 9.01  Exhibits

10.1	Technology Development Cooperation Agreement entered into on August 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2010	MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President and Director